Exhibit 99.1

Albemarle Provides Fourth-Quarter 2020 Update

CHARLOTTE, N.C. - Feb. 2, 2021 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, today announced preliminary results for the fourth quarter ended December 31, 2020.

Fourth-Quarter 2020 Highlights
(Unless otherwise stated, all percent changes are based on year-over-year comparisons)
•Net sales of between $870 million and $880 million, down 11% to 12%, but above prior outlook
•Net income in the range of $77 million to $87 million, down 3% to 15%; $0.73 to $0.81 per diluted share
•Adjusted diluted EPS of between $1.11 and $1.19, excluding an after-tax $40 million mark-to-market actuary loss due to lower discount rates
•Adjusted EBITDA of between $213 million and $223 million, down 24% to 28%, but above prior outlook

The information in this release is preliminary and unaudited and reflects our estimated financial results for the three months and year ended December 31, 2020. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the three months and year ended December 31, 2020, have not yet been finalized by management and remain subject to the completion of management’s final review and our other closing procedures, as well as the completion of the audit of our annual financial statements. These preliminary estimated results do not represent a comprehensive statement of all financial results for the three months and year ended December 31, 2020. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. The preliminary estimates above are based solely on information available to us as of the date of this release, and subsequent information or events may lead to material differences between these preliminary estimated financial results and the results of operations described in our subsequent SEC reports.

Outlook

Albemarle anticipates that its full-year 2021 performance will improve relative to 2020 with continued economic recovery following the COVID-19 pandemic. We expect our Lithium business to experience lower pricing, offset by higher volumes. Higher Lithium costs related to project start-ups are expected to be partially offset by efficiency improvements. Bromine results are expected to be up on higher volumes with on-going savings initiatives expected to offset inflation. Our Catalysts business continues to recover from the very low levels seen in full-year 2020 but is expected to remain well below pre-COVID levels assuming a slow recovery of refining capacity utilization and margins. Finally, capital expenditures are expected to be approximately flat year-over-year, but above previous expectations, as we accelerate Lithium growth with additional conversion capacity projects.

Fourth Quarter and Full-Year Results

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except per share amounts	2020	2019	2020	2019
Net sales	$870 - $880	$992.6	$3,120 - $3,130	$3,589.4
Net income attributable to Albemarle Corporation(a)	$77 - $87	$90.4	$368 - $378	$533.2
Adjusted EBITDA(b)	$213 - $223	$294.7	$811 - $821	$1,036.8
Diluted earnings per share	$0.73 - $0.81	$0.85	$3.46 - $3.54	$5.02
Adjusted diluted earnings per share(b)	$1.11 - $1.19	$1.73	$4.06 - $4.14	$6.04

(a)    Fourth-quarter and full-year 2020 net income includes an after-tax $40 million pension mark-to-market actuary loss due to lower discount rates; fourth-quarter and full-year 2019 net income includes an expense $64.8 million resulting from estimated stamp duties levied on assets purchased related to the Wodgina Project.
(b)    See Non-GAAP Reconciliations for further details.

Consolidated Summary of Segment Results

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales:
Lithium	$356 - $359	$411.1	$1,142 - $1,145	$1,358.2
Bromine Specialties	$260 - $263	243.5	$962 - $965	1,004.2
Catalysts	$194 - $196	282.5	$796 - $798	1,061.8
All Other	$60 - $62	55.4	$220 - $222	165.2
Total net sales	$870 - $880	$992.6	$3,120 - $3,130	$3,589.4

See accompanying Non-GAAP Reconciliations below.

Additional Information

It should be noted that adjusted net income attributable to Albemarle Corporation, adjusted diluted earnings per share and adjusted EBITDA are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These non-GAAP measures should not be considered as alternatives to Net income attributable to Albemarle Corporation (“earnings”). These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance. The Company’s chief operating decision maker uses these measures to assess the ongoing performance of the Company and its segments, as well as for business and enterprise planning purposes.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found on the following pages of this press release, which is also is available on Albemarle’s website at https://investors.albemarle.com. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company's results calculated in accordance with GAAP.

Earnings Release

Albemarle will release its fourth-quarter 2020 earnings after the NYSE closes on Wednesday, Feb. 17, 2021. The company will hold a conference call to discuss fourth-quarter 2020 results on Thursday, Feb. 18, at 9:00 a.m. ET. This call will be webcast and can be accessed through Albemarle Corporation's website at http://investors.albemarle.com, via the webcast link below or by phone at the following number:

US Toll free:         +1 844 347 1034
International direct:     +1 209 905 5910
Passcode:        6989169
Webcast:        Q4 Webcast Link

Due to the COVID-19 pandemic, teleconference providers globally are experiencing increases in conference call volume. To avoid registration wait times, participants are encouraged to use the webcast link as the primary listening source. If a caller is anticipating asking a question, please dial in 15 minutes before the start of the call to be placed in the queue early.

An online replay of this call will be available on Albemarle Corporation's website (for 12 months) and by phone at the following number (for 7 days):

US Toll free:        +1 855 859 2056
International direct:    +1 404 537 3406
Passcode:         6989169

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We think beyond business-as-usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Media Contact: Hailey Quinn, +1 (980) 299-5640, Hailey.Quinn@albemarle.com
Investor Relations Contact: Meredith Bandy, +1 (980) 999-5168, Meredith.Bandy@albemarle.com

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, information related to product development, production capacity, committed volumes, market trends, pricing, expected growth, earnings and demand for our products, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, capital projects, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products or the end-user markets in which our products are sold; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of regulatory actions, proceedings, claims or litigation; the occurrence of cyber-security breaches, terrorist attacks, industrial accidents, natural disasters or climate change; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber-security breaches, and other innovation risks; decisions we may make in the future; the ability to successfully execute, operate and integrate acquisitions and divestitures; uncertainties as to the duration and impact of the coronavirus (COVID-19) pandemic; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited)
See below for a reconciliation of adjusted net income attributable to Albemarle Corporation to Net income attributable to Albemarle Corporation (“earnings”), the most directly comparable financial measure calculated and reported in accordance with GAAP. Adjusted earnings is defined as earnings before the non-recurring, other unusual and non-operating pension and other postretirement benefit (“OPEB”) items as listed below.

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except per share amounts	2020	2019	2020	2019
Net income attributable to Albemarle Corporation	$77 - $87	$90.4	$368 - $378	$533.2
Add back:
Non-operating pension and OPEB items (net of tax)	37.6	20.5	30.7	18.6
Non-recurring and other unusual items (net of tax)	3.2	73.4	32.9	90.7
Adjusted net income attributable to Albemarle Corporation	$118 - $128	$184.3	$432 - $442	$642.5

Adjusted diluted earnings per share	$1.11 - $1.19	$1.73	$4.06 - $4.14	$6.04

Weighted-average common shares outstanding – diluted	107,312	106,314	106,808	106,321

See below for a reconciliation of adjusted EBITDA, the non-GAAP financial measure, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP (in millions). Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted on a consistent basis for certain non-recurring or unusual items in a balanced manner. A description of the non-recurring and other unusual items can be found below the reconciliation table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income attributable to Albemarle Corporation	$77 - $87	$90.4	$368 - $378	$533.2
Depreciation and amortization	61.8	56.8	232.0	213.5
Non-recurring and other unusual items:
Restructuring and other(a)	8.6	0.6	19.6	5.9
Acquisition and integration related costs(b)	2.9	6.3	17.3	20.7
Gain on sale of property(c)	—	(3.3)	—	(14.4)
Stamp duty(d)	—	64.8	—	64.8
Windfield tax settlement(e)	—	17.3	—	17.3
Other(f)	4.8	15.7	5.9	23.0
Interest and financing expenses(g)	19.2	22.4	73.1	57.7
Income tax (benefit) expense(h)	(10.1)	(5.1)	54.4	88.2
Non-operating pension and OPEB items(i)	49.4	28.8	40.7	27.0
Adjusted EBITDA	$213 - $223	$294.7	$811 - $821	$1,036.8

(a)In 2020, we expect to record severance expenses as part of business reorganization plans, impacting each of our businesses and Corporate, primarily in the U.S., Belgium, Germany and with our Jordanian joint venture partner. During the three months and year ended December 31, 2019, severance expenses were recorded as part of a business reorganization plan primarily in Catalysts, Lithium and Corporate. The balance of unpaid severance is primarily expected to be paid through 2021.

(b)Costs related to the acquisition, integration and potential divestitures for various significant projects.

(c)Gain recorded in the three months and year ended December 31, 2019 related to the release of liabilities as part of the sale of a property. In addition, during the year ended December 31, 2019 we recorded a gain related to the sale of land in Pasadena, Texas not used as part of our operations.

(d)Loss resulting from stamp duties levied on assets purchased related to the Wodgina Project recorded during the three months and year ended December 31, 2019.

(e)Representing our 49% share of a tax settlement between our Windfield joint venture and an Australian taxing authority recorded during the three months and year ended December 31, 2019. This adjustment is offset by a discrete tax benefit from a competent tax authority agreement. See below for a discussion of discrete tax items.

(f)Other adjustments for 2020 primarily relate to:
•Gain related to the sale of our ownership percentage in the Saudi Organometallic Chemicals Company LLC (“SOCC”) joint venture
•Losses resulting from the adjustment of indemnifications related to previously disposed businesses
•Net expense primarily relating to the increase of environmental reserves at non-operating businesses we have previously divested
•Net gain primarily relating to the sale of intangible assets in our Bromine business and property in Germany not used as part of our operation
•Net gain resulting from the settlement of legal matters related to a business sold or a site in the process of being sold
•Shortfall contributions for our multiemployer plan financial improvement plan
•Expense related to a legal matter as part of a prior acquisition in our Lithium business

Other adjustments for 2019 primarily relate to:
•Net loss primarily resulting from the adjustment of indemnifications and other liabilities related to previously disposed businesses or purchase accounting
•Asset retirement obligation charges related to the update of an estimate at a site formerly owned by Albemarle
•Non-operating pension costs from our 50% interest in Jordan Bromine Company Limited (“JBC”)
•Shortfall contributions for our multiemployer pension plan financial improvement plan
•Settlement of terminated agreements, primarily in the Catalysts segment
•Settlement of an ongoing audit in the Lithium segment

(g)Included in Interest and financing expenses for the three months and year ended December 31, 2019 is a loss on early extinguishment of debt of $4.8 million related to tender premiums, fees, unamortized discounts and unamortized deferred financing costs from the redemption of the 4.50% senior notes due in 2020.

(h)Included in Income tax (benefit) expense for the three months and year ended December 31, 2020 are discrete net tax benefits of $13.9 million and $4.3 million, respectively. The net benefit for the three months and year are primarily related to benefits for uncertain tax positions for statute of limitation expirations, excess tax benefits from stock-based compensation arrangements, and return to accrual adjustments.

    Included in Income tax (benefit) expense for the three months and year ended December 31, 2019 are discrete net tax benefits of $29.8 million and $27.4 million, respectively. This net benefit is primarily related to benefits for uncertain tax positions primarily related to seeking treaty relief from the competent authority to prevent double taxation, and state rate changes.

(i)Non-operating pension and OPEB items, consist of mark-to-market actuarial gains/losses, settlements/curtailments, interest cost and expected return on assets. We believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. In accordance with GAAP, these non-operating pension and OPEB items are included in Other (expenses) income, net. During the three months and year ended December 31, 2020, we expect to record a pre-tax mark-to-market actuarial loss of $52.3 million due to lower discount rates. During the three months and year ended December 31, 2019, we recorded a pre-tax mark-to-market actuarial loss of $29.3 million due to lower discount rates.